Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Operating Results for First Quarter 2017

New York, May 8, 2017 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified portfolio of single tenant net lease commercial properties in the U.S. and Europe, announced today its financial and operating results for the quarter ended March 31, 20171.

	Quarter Ended
	March 31,
	2017	2016
(in thousands, except per share data)
Revenue	$62,837	$54,954

Net income attributable to stockholders	$7,429	$6,488
Net income per common share	$0.11	$0.11

NAREIT defined FFO attributable to stockholders	$33,515	$29,992
NAREIT defined FFO per common share	$0.51	$0.53

Core FFO attributable to stockholders	$34,209	$29,864
Core FFO per common share	$0.52	$0.53

AFFO attributable to stockholders	$34,457	$32,301

*All per share data based on 66,271,008 weighted average shares outstanding for the three months ended March 31, 2017 and 56,312,211 for the three months ended March 31, 2016

Select First Quarter Highlights

•	Net Income attributable to stockholders increased by 14.5% year-over-year

•	Net Operating Income (“NOI”) increased by 12.8% year-over-year

1 Based on foreign currency exchange rates as of 3/31/2017.

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•	NAREIT defined Funds from Operations (“FFO”) increased 11.7% year-over-year

•	Core Funds from Operations (“Core-FFO”) increased by 14.5% year-over-year

•	Adjusted Funds from Operations (“AFFO”) increased by 6.7% year-over-year

•	Completed the integration of the Global II portfolio

•	100% leased with 9.5 years remaining weighted average lease term as of March 31, 2017

•	Interest coverage ratio of 4.6 times as of March 31, 2017[2]

•	Acquired $30.3 million in new or recently remodeled real estate assets

•	Paid off remaining balance of €52.7 million mezzanine facility that carried an interest rate of 8.25%

•	Completed a 1-for-3 reverse stock split of the Company’s common shares

Scott Bowman, Chief Executive Officer and President of GNL, commented, “I am pleased to report that GNL hit the ground running in the first quarter of 2017, following the close of our acquisition of Global II at the end of 2016. We have made substantial progress on our stated objectives for the year and continue to work diligently to position GNL for sustained long term growth.”

Property Portfolio

Acquired three distribution properties located in the U.S. for $30.3 million at an average cash cap rate of 7.2%.

Sold one suburban office property for $13.0 million at an exit cash cap rate of 10.1%.

The Company’s portfolio as of March 31, 2017 consisted of 312 net lease properties located in 7 countries and comprised 22.2 million total square feet leased to 94 tenants across 40 industries. The real estate portfolio metrics include:

•	100% leased with 9.5 years remaining weighted average remaining lease term as of March 31, 2017

•	90.3% of portfolio annualized straight line rent with contractual rent increases

•	76.7% of portfolio annualized straight line rent derived from investment grade rated inclusive of implied investment grade rated tenants

•	Retail portfolio accounts for 9.9% of annualized straight line rent, with no GNL retail tenants in bankruptcy, and all paying rent

•	50.6% U.S. and 49.4% Europe (based on annualized straight line rent)

•	59.1% Office, 31.0% Industrial / Distribution and 9.9% Retail (based on an annualized straight-line rent)

2 The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense, including amortization of mortgage premium (discount), net and mezzanine discount) as of the quarter ended March 31, 2017.

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“We are encouraged by the current environment in our target markets. While we have the flexibility to invest in both the U.S. and European markets, we are currently focused on acquiring assets in the U.S., with all first quarter investments in new or recently remodeled distribution facilities located in the U.S. Our pipeline is also focused on U.S. based assets, primarily distribution and industrial facilities. We are maintaining our guidance of $150-$200 million in acquisitions and $50-$75 million in dispositions over 2017, as we continue to fine-tune and grow our best-in-class portfolio,” said Mr. Bowman.

Capital Structure and Liquidity Resources

During the first quarter 2017, the Company fully paid down its €52.7 million mezzanine facility.

As of March 31, 2017, the Company had $72 million of cash and cash equivalents and $33 million available under its revolving credit facility based on foreign exchange rates as of March 31, 2017. The Company’s net debt to enterprise value was 46.5% with an enterprise value of $2.98 billion based on the March 31, 2017 closing share price of $24.08, and net debt of $1.39 billion as of March 31, 2017, including $763.3 million of outstanding mortgage debt.

As of March 31, 2017, the Company’s total combined debt had a weighted average interest rate cost of 2.7%, consisting of approximately 76.4% fixed rate3 and 23.6% floating rate debt, resulting in an interest coverage ratio of 4.6 times.

“Our debt restructuring initiative is a priority for GNL in 2017, which includes improving our balance sheet metrics, extending the average remaining term of our debt, and increasing the mix of unsecured debt. The goal of the restructuring is both to prudently manage our cost of capital, as well as to position the Company to secure an investment grade rating. Accordingly, we took a significant step in our restructuring effort by paying down the remaining €52.7 million Euro mezzanine facility assumed as part of the Global II acquisition, fully extinguishing that higher cost obligation. In summary, we have worked hard to lay the foundation to transform our debt profile in 2017,” said Nicholas Radesca, Chief Financial Officer of GNL.

Conference Call

GNL will host a conference call on May 8, 2017 at 11:00 a.m. ET to discuss its financial and operating results.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.

To listen to the live call, please go to GNL's “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.

3 Inclusive of floating rate debt with in place interest rate swaps allowing debt to effectively act as fixed.

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Conference Call Details

Live Call

Dial-In (Toll Free): 1-888-317-6003

International Dial In (Toll Free): 1-412-317-6061

Canada Dial In (Toll Free): 1-866-284-3684

Participant Elite Entry Number: 0363637

Conference Replay*

Domestic Dial In (Toll Free): 1-877-344-7529

International Dial In (Toll Free): 1-412-317-0088

Canada Dial In (Toll Free): 1-855-669-9658

Conference Number: 10106108

*Available one hour after the end of the conference call through August 8, 2017.

(Participants will be required to state their name and company upon entering call.)

Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing, net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including but not limited to, the company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the company, including regarding future dividends and market valuations, other statements that are not historical facts, those set forth in the Risk Factors section of GNL’s most recent annual report on Form 10-K filed for the year ended December 31, 2016 with the SEC on February 28, 2017, and in future filings with the SEC. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

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Copies of the documents filed by GNL with the SEC are also available free of charge on GNL’s website at www.globalnetlease.com.

Contacts

Media Inquiries:	Investor Inquiries:
Tim Cifelli	Matthew Furbish	Scott J. Bowman
President	Vice President	Chief Executive Officer
DDCworks	Investor Relations	Global Net Lease, Inc.
tcifelli@ddcworks.com	mfurbish@globalnetlease.com	sbowman@globalnetlease.com
(484-342-3600)	(212-415-6500)	(212-415-6500)

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Global Net Lease, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Real estate investments, at cost:
Land	$382,010	$376,704
Buildings, fixtures and improvements	1,989,383	1,967,930
Acquired intangible lease assets	594,319	587,061
Total real estate investments, at cost	2,965,712	2,931,695
Less accumulated depreciation and amortization	(242,508)	(216,055)
Total real estate investments, net	2,723,204	2,715,640
Cash and cash equivalents	72,354	69,831
Restricted cash	5,149	7,497
Derivatives, at fair value	24,292	28,700
Unbilled straight-line rent	34,206	30,459
Prepaid expenses and other assets	19,579	17,577
Related party notes receivable acquired in Merger	3,211	5,138
Due from related parties	16	16
Deferred tax assets	1,591	1,586
Goodwill and other intangible assets, net	13,408	13,931
Deferred financing costs, net	626	1,092
Total Assets	$2,897,636	$2,891,467

Liabilities and Equity
Mortgage notes payable, net of deferred financing costs ($4,726 and $5,103 for March 31, 2017 and December 31, 2016, respectively)	$758,610	$749,884
Mortgage (discount) premium, net	(2,400)	(2,503)
Credit facility	698,203	616,614
Mezzanine facility	-	55,383
Acquired intangible lease liabilities, net	30,901	33,041
Derivatives, at fair value	13,508	15,457
Due to related parties	1,348	2,162
Accounts payable and accrued expenses	22,581	22,861
Prepaid rent	20,476	18,429
Deferred tax liability	15,670	15,065
Taxes payable	7,492	9,059
Dividends payable	29	34
Total liabilities	1,566,418	1,535,486

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.01 par value, 300,000,000 shares authorized, 66,269,225 and 66,258,559 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	1,990	1,990
Additional paid-in capital	1,708,870	1,708,541
Accumulated other comprehensive loss	(13,388)	(16,695)
Accumulated deficit	(373,917)	(346,058)
Total stockholders' equity	1,323,555	1,347,778
Non-controlling interest	7,663	8,203
Total equity	1,331,218	1,355,981
Total liabilities and equity	$2,897,636	$2,891,467

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Global Net Lease, Inc.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rental income	$58,492	$50,046	$51,511
Operating expense reimbursements	4,345	2,727	3,443
Total revenues	62,837	52,773	54,954

Expenses:
Property operating	7,236	5,648	5,647
Operating fees to related parties	5,730	5,113	4,817
Acquisition and transaction related	696	7,415	(129)
General and administrative	1,770	1,810	1,704
Equity based compensation	16	1,341	1,044
Depreciation and amortization	27,114	23,405	23,756
Total expenses	42,562	44,732	36,839
Operating income	20,275	8,041	18,115

Other income (expense):
Interest expense	(11,531)	(9,004)	(10,569)
Gains on dispositions of real estate investments	957	12,021	-
(Losses) gains on derivative instruments	(470)	3,512	(349)
Unrealized (losses) gains on undesignated foreign currency advances and other hedge ineffectivenes	(882)	4,496	(98)
Other income (expense)	7	(1)	9
Total other expense, net	(11,919)	11,024	(11,007)
Net income before income taxes	8,356	19,065	7,108
Income taxes expense	(906)	(2,994)	(550)
Net income	7,450	16,071	6,558
Non-controlling interest	(21)	(125)	(70)
Net income attributable to stockholders	$7,429	$15,946	$6,488

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to stockholders	$0.11	$0.27	$0.11
Basic and diluted weighted average shares outstanding	66,271,008	57,781,196	56,312,211

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Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Net income attributable to stockholders (in accordance with GAAP)	$7,429	$15,946	$6,488
Depreciation and amortization	27,114	23,405	23,756
Gains on dispositions of real estate investments (1)	(957)	(10,521)	-
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(71)	17	(252)
FFO (as defined by NAREIT) attributable to stockholders	33,515	28,847	29,992

Acquisition and transaction fees (2)	696	7,415	(129)
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	(2)	(60)	1
Core FFO attributable to stockholders	34,209	36,202	29,864

Non-cash equity based compensation	16	1,341	1,044
Non-cash portion of interest expense	880	929	2,418
Straight-line rent	(3,878)	(2,554)	(2,801)
Amortization of above- and below-market leases and ground lease assets and liabilities, net	404	28	16
Eliminate unrealized losses (gains) on foreign currency transactions (3)	1,792	(2,140)	1,809
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	882	(4,496)	98
Amortization of mortgage premium (discount), net and mezzanine discount	153	(76)	(121)
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(1)	38	(26)
AFFO attributable to stockholders	$34,457	$29,272	$32,301

(1)	For the three months ended and year ended December 31, 2016, the gains on dispositions of real estate investments is net of $1.5 million of tax recognized (presented within income tax expense) on the sale of Hotel Winston, The Netherlands property.
(2)	Includes merger related costs for the three months ended March 31, 2017 and December 31, 2016.
(3)	For the three months ended March 31, 2017, losses on foreign currency transactions were $0.5 million which were comprised of unrealized losses of $1.8 million offset by realized gains of $1.3 million. For the three months ended December 31, 2016, gains on foreign currency transactions were $3.5 million which were comprised of unrealized gains of $2.2 million and realized gains of $1.3 million. For the three months ended March 31, 2016, losses on foreign currency transactions were $0.3 million which were comprised of unrealized losses of $1.8 million offset by realized gains of $1.5 million. For AFFO purposes, we add back unrealized (gains) losses.

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Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(in thousands)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Adjusted EBITDA
Net income	$7,450	$16,071	$6,558
Depreciation and amortization	27,114	23,405	23,756
Interest expense	11,531	9,004	10,569
Income tax expense	906	2,994	550
Acquisition and transaction related	696	7,415	(129)
Gains on disposition of real estate investments	(957)	(12,021)	-
Losses (gains) on derivative instruments	470	(3,512)	349
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	882	(4,496)	98
Equity based compensation	16	1,341	1,044
Other (income) expense	(7)	1	(9)
Adjusted EBITDA	$48,101	$40,202	$42,786

Net Operating Income (NOI)
Operating fees to related parties	5,730	5,113	4,817
General and administrative	1,770	1,810	1,704
NOI	$55,601	$47,125	$49,307

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Non-GAAP Financial Measures

These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations as determined in accordance with Generally Accepted Accounting Principles ("GAAP"). Funds from Operations ("FFO"), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) are calculated using inputs which are computed in accordance with GAAP.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

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We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, Core FFO and AFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP.

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Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. However, AFFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

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In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors but are not reflective of our on-going performance. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Net Operating Income

We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash net operating income, or Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our net-leased properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our leased properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

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